SCHEDULE 14A
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                    Proxy Statement Pursuant to Section 14(a)
                     of the Securities Exchange Act of 1934

Filed by the Registrant:        Yes.

Filed by a Party other than the Registrant:  No.

Check the appropriate box:

[ ]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
[X]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                           LOGANSPORT FINANCIAL CORP.
                (Name Of Registrant As Specified In Its Charter)

                           LOGANSPORT FINANCIAL CORP.
                   (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[X]      No fee required
[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(4)
         and 0-11
         (1)      Title of each class of securities to which transaction
                  applies:             N/A
         (2)      Aggregate number of securities to which transaction
                  applies:             N/A
         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and
                  state how it was determined):     N/A
         (4)      Proposed maximum aggregate value of transaction:     N/A
         (5)      Total fee paid:
[ ]      Fee paid previously with preliminary materials
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
         Schedule and the date of its filing.       N/A
         (1)      Amount Previously Paid:
         (2)      Form, Schedule or Registration Statement No.:
         (3)      Filing Party:
         (4)      Date Filed:

[LOGO]                      LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (219) 722-3855



                    ----------------------------------------
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                    ----------------------------------------

                          To Be Held On April 13, 1999



     Notice is hereby given that the Annual Meeting of Shareholders of Logansport Financial Corp. (the "Holding Company") will be held at the Holding Company's office at 723 East Broadway, Logansport, Indiana, on Tuesday, April 13, 1999, at 2:00 p.m., Eastern Standard time.

     The Annual Meeting will be held for the following purposes:

     1. Election of Directors. Election of three of the directors of the Holding Company for terms expiring in 2002 and one director for a term expiring in 2001.

     2. Approval of 1999 Stock Option Plan. Approval and ratification of the Logansport Financial Corp. 1999 Stock Option Plan (the "1999 Option Plan").

     3. Other Business. Such other matters as may properly come before the meeting or any adjournment thereof.

     Shareholders of record at the close of business on February 12, 1999, are entitled to vote at the meeting or any adjournment thereof.

     We urge you to read the enclosed Proxy Statement carefully so that you may be informed about the business to come before the meeting, or any adjournment thereof. At your earliest convenience, please sign and return the accompanying proxy in the postage-paid envelope furnished for that purpose.

     A copy of our Annual Report for the fiscal year ended December 31, 1998, is enclosed. The Annual Report is not a part of the proxy soliciting material enclosed with this letter.



                                              By Order of the Board of Directors



                                              /s/ Thomas G. Williams
                                              Thomas G. Williams, President and
                                              Chief Executive Officer


Logansport, Indiana
March 10, 1999



IT IS IMPORTANT THAT THE PROXIES BE RETURNED PROMPTLY. THEREFORE, WHETHER OR NOT YOU PLAN TO BE PRESENT IN PERSON AT THE ANNUAL MEETING, PLEASE SIGN, DATE AND COMPLETE THE ENCLOSED PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                           LOGANSPORT FINANCIAL CORP.
                                723 East Broadway
                            Logansport, Indiana 46947
                                 (219) 722-3855


                                 ---------------
                                 PROXY STATEMENT
                                 ---------------
                                       FOR

                         ANNUAL MEETING OF SHAREHOLDERS

                                 April 13, 1999

     This Proxy Statement is being furnished to the holders of common stock, without par value (the "Common Stock"), of Logansport Financial Corp. (the "Holding Company"), an Indiana corporation, in connection with the solicitation of proxies by the Board of Directors of the Holding Company to be voted at the Annual Meeting of Shareholders to be held at 2:00 p.m., Eastern Standard time, on April 13, 1999, at the Holding Company's office at 723 East Broadway, Logansport, Indiana, and at any adjournment of such meeting. The principal asset of the Holding Company consists of 100% of the issued and outstanding shares of common stock, $.01 par value per share, of Logansport Savings Bank, FSB
("Logansport Savings"). This Proxy Statement is expected to be mailed to the shareholders on or about March 10, 1999.

     The proxy solicited hereby, if properly signed and returned to the Holding Company and not revoked prior to its use, will be voted in accordance with the instructions contained therein. If no contrary instructions are given, each proxy received will be voted for each of the matters described below and, upon the transaction of such other business as may properly come before the meeting, in accordance with the best judgment of the persons appointed as proxies.

     Any shareholder giving a proxy has the power to revoke it at any time before it is exercised by (i) filing with the Secretary of the Holding Company written notice thereof (Dottye Robeson, 723 East Broadway, Logansport, Indiana 46947), (ii) submitting a duly executed proxy bearing a later date, or (iii) by appearing at the Annual Meeting and giving the Secretary notice of his or her intention to vote in person. Proxies solicited hereby may be exercised only at the Annual Meeting and any adjournment thereof and will not be used for any other meeting.

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     Only shareholders of record at the close of business on February 12, 1999 ("Voting Record Date"), will be entitled to vote at the Annual Meeting. On the Voting Record Date, there were 1,198,710 shares of the Common Stock issued and outstanding, and the Holding Company had no other class of equity securities outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting on all matters properly presented at the Annual Meeting. The holders of over 50% of the outstanding shares of Common Stock as of the Voting Record Date must be present in person or by proxy at the Annual Meeting to constitute a quorum. In determining whether a quorum is present, shareholders who abstain, cast broker non-votes, or withhold authority to vote on one or more director nominees will be deemed present at the Annual Meeting.

     The following table sets forth certain information regarding the beneficial ownership at the Common Stock as of February 12, 1999, by each person who is known by the Holding Company to own beneficially 5% or more of the Common Stock. Unless otherwise indicated, the named beneficial owner has sole voting and dispositive power with respect to the shares.

                                                                  Number of Shares of
          Name and Address of                                        Common Stock                    Percent of
          Beneficial Owner (1)                                    Beneficially Owned                  Class (2)
          --------------------                                    ------------------                  ---------
   Friedman, Billings, Ramsey Group, Inc. (3)                           107,900                        9.00%
     Eric F. Billings
     Emanuel J. Friedman
     W. Russell Ramsey
     1001 19th Street North
     Arlington, Virginia 22209-1710
   Bay Pond Partners, L.P. (4)                                           81,000                        6.75%
     Wellington Management Company, LLP
     Wellington Hedge Management LLC
     Wellington Hedge Management, Inc.
     75 State Street
     Boston, Massachusetts  02109
   John Hancock Advisers, Inc. (5)                                       77,500                        6.46%
     John Hancock Mutual Life Insurance Company
     John Hancock Subsidiaries, Inc.
     The Berkeley Financial Group
     101 Huntington Avenue
     Boston, Massachusetts 02199

   (1) The information in this chart is based on Schedule 13D and 13G Reports filed by the above-listed persons with the Securities and Exchange Commission (the "SEC") containing information concerning shares held by them, and information provided to the Holding Company after such filing was made. It does not reflect any changes in those shareholdings which may have occurred since the date of such information provided to the Holding Company.

   (2) Based upon 1,198,710 shares of Common Stock outstanding which does not include options for 126,415 shares of Common Stock granted to certain directors, officers and employees of the Holding Company and Logansport Savings.

   (3) A Schedule 13G was filed by these persons indicating that they share dispositive and voting power with respect to these shares. Friedman, Billings, Ramsey Group, Inc. controls FBR Fund Advisors, Inc., which acts as adviser to the FBR Family of Funds which may beneficially own over 5% of the Holding Company's outstanding shares.

   (4) In Schedules 13G and 13D filed with the SEC, the entities listed above indicate they may be the beneficial owners of the foregoing shares and that over 5% of the Holding Company's outstanding shares may be deemed to be beneficially owned by the Bay Pond Partners, L.P. ("Bay Pond"), a Delaware limited partnership. Any shares not beneficially owned by Bay Pond may be held by other clients of Wellington Management Company, LLP ("WMC"), a Massachusetts limited partnership and a registered investment adviser. WMC's clients share with WMC investment and voting power with respect to the shares held by those clients. Bay Pond also shares dispositive power with respect to certain shares with Wellington Hedge Management LLC ("WHM"), a Massachusetts limited liability company, which is the sole general partner of Bay Pond, and with Wellington Hedge Management, Inc., a Massachusetts corporation, which is the managing member of WHM.

   (5) In a Schedule 13G amendment filed with the SEC, the entities listed above indicate they may be the beneficial owners of the foregoing shares, which are held by the John Hancock Regional Bank Fund, a registered investment company. John Hancock Advisers, Inc. ("Advisers") acts as investment adviser to that fund. The other entities listed above are parent company affiliates of Advisers. Advisers has sole power to vote and dispose of the shares.

                       PROPOSAL I -- ELECTION OF DIRECTORS

     The Board of Directors consists of eight members. The By-Laws provide that the Board of Directors is to be divided into three classes as nearly equal in number as possible. The members of each class are to be elected for a term of three years and until their successors are elected and qualified. One class of directors is to be elected annually. The four nominees for election as a director this year are Charles J. Evans, Brian Morrill, David G. Wihebrink, and Thomas G. Williams, each whom currently serves as a director whose term will expire upon the completion of the election at the Annual Meeting. Mr. Morrill was added to the Holding Company's Board of Directors in October, 1998. Messrs. Evans, Wihebrink and Williams each have been nominated to serve for a three-year term ending in 2002. Mr. Morrill has been nominated to serve for a two-year term ending in 2001.

     Unless otherwise directed, each proxy executed and returned by a shareholder will be voted for the election of the nominees listed below. If any person named as a nominee should be unable or unwilling to stand for election at the time of the Annual Meeting, the proxy holders will nominate and vote for a replacement nominee recommended by the Board of Directors. At this time, the Board of Directors knows of no reason why the nominees listed below may not be able to serve as directors if elected.

     The following table sets forth certain information regarding the nominees for the position of director of the Holding Company and each director continuing in office after the Annual Meeting, including the number and percent of shares of Common Stock beneficially owned by such persons as of the Voting Record Date. Unless otherwise indicated, each director or nominee has sole investment and/or voting power with respect to the shares shown as beneficially owned by him. No nominee for director or director is related to any other nominee for director, director, or executive officer of the Holding Company by blood, marriage, or adoption, and there are no arrangements or understandings between any nominee and any other person pursuant to which such nominee was selected. The table also sets forth the number of shares of Holding Company Common Stock beneficially owned by all directors and executive officers of the Holding Company as a group.


                                                                       Director        Common Stock
                                                     Director of        of the         Beneficially
                                  Expiration of      Logansport         Holding         Owned as of
                                     Term as           Savings          Company        February 12,      Percentage
Name                                Director            Since            Since           1999 (1)         of Class
------------------------------------------------------------------------------------------------------------------
Director Nominees
-----------------
Charles J. Evans                      2002              1997             1995             39,511(2)           3.2%
Brian Morrill                         2001              1998             1998                -0-
David G. Wihebrink                    2002              1991             1995             16,374(3)           1.4%
Thomas G. Williams                    2002              1962             1995             56,732(4)           4.6%

Directors
---------
Continuing in Office
Norbert E. Adrian                     2000              1979             1995             25,306(5)           2.1%
Donald G. Pollitt                     2001              1960             1995             19,614(6)           1.6%
Susanne S. Ridlen                     2001              1982             1995              9,864(7)            .8%
William Tincher, Jr.                  2000              1994             1995             22,399(8)           1.9%
All directors and executive officers
as a group (10 persons)                                                                  215,292(9)          17.0%

(1) Based upon information furnished by the respective directors or director nominees. Under applicable regulations, shares are deemed to be beneficially owned by a person if he or she directly or indirectly has or shares the power to vote or dispose of the shares, whether or not he or she has any economic power with respect to the shares. Includes shares benefically owned by members of the immediate families of the directors or director nominees residing in their homes.
(2) Includes 7,290 shares held jointly by Mr. Evans and his spouse, 23,607 shares subject to a stock option granted under the Logansport Financial Corp. Stock Option Plan (the "Option Plan") and 7,935 shares are held under the Logansport Savings Bank, FSB Recognition and Retention Plan and Trust (the "RRP"). Does not include stock options for 15,738 shares which are not exercisable for a period of 60 days following the Voting Record Date.
(3) Of these shares, 1,406 are held by Mr. Wihebrink as custodian for his minor children, 3,146 shares are subject to a stock option granted under the Option Plan and 1,587 shares are held under the RRP. Does not include stock options for 3,150 shares which are not exercisable for a period of 60 days following the Voting Record Date.
(4) Includes 23,607 shares subject to a stock option granted under the Option Plan and 7,935 shares held under the RRP. Does not include stock options for 15,738 shares which are not exercisable for a period of 60 days following the Voting Record Date.
(5) Includes 8,000 shares held jointly by Mr. Adrian and his son, 4,719 shares subject to a stock option granted under the Option Plan and 1,587 shares held under the RRP. Does not include stock options for 3,150 shares which are not exercisable for a period of 60 days following the Voting Record Date.
(6) Includes 14,008 shares held jointly by Mr. Pollitt and his spouse, 4,019 shares subject to a stock option granted under the Option Plan and 1,587 shares held under the RRP. Does not include stock options for 3,150 shares which are not exercisable for a period of 60 days following the Voting Record Date.
(7) Includes 1,058 shares held jointly by Ms. Ridlen and her spouse, 4,719 shares subject to a stock option granted under the Option Plan and 1,587 shares held under the RRP. Does not include stock options for 3,150 shares which are not exercisable for a period of 60 days following the Voting Record Date.
(8) Of these shares, 17,552 are held jointly by Mr. Tincher with his spouse and children, 3,146 shares are subject to a stock option granted under the Option Plan and 1,587 shares are held under the RRP. Does not include stock options for 3,150 shares which are not exercisable for a period of 60 days following the Voting Record Date.
(9) The total of such shares includes 68,748 shares subject to stock options granted under the Option Plan and 27,105 shares which are held under the RRP. Does not include stock options for 48,416 shares which are not exercisable within a period of 60 days following the Voting Record Date.

     Presented below is certain information concerning the director nominees of the Holding Company:

     Norbert E. Adrian (age 69) retired as the General Manager of Rockwell International ("Rockwell") in 1984 after 20 years of service. Rockwell is located in Logansport, Indiana, and manufactures custom automotive parts. Prior to his employment with Rockwell, Mr. Adrian was employed by the accounting firm of Bailey, Cord and Williams.

     Charles J. Evans (age 52) has served as Vice President and Senior Loan Officer of Logansport Savings since 1980.

     Brian Morrill (age 41) has served as President of Cass County Title Company, Inc., a title insurance company founded by him which is based in Logansport, Indiana, since 1994; prior thereto he served as Executive Director of Cass County Family YMCA in Logansport, Indiana.

     Donald G. Pollitt (age 71) is the former Business and Promotion Manager of the Logansport Pharos-Tribune and a former President of the Rolling Hills Golf Course in Logansport, Indiana.

     Susanne S. Ridlen (age 58) has served as Faculty member of Indiana University Kokomo since 1969. Ms. Ridlen also currently serves as a member of the Board of Directors of the Cass County Community Foundation in Logansport, Indiana.

     William Tincher, Jr. (age 59) has served as Plant Manager for the Modine Manufacturing Company ("Modine") since 1977. Modine is located in Logansport, Indiana, and manufactures automotive cooling systems.

     David G. Wihebrink (age 51) has served as Vice President and Chief Financial Officer of TM Morris Manufacturing Co., Inc. ("Morris"), since 1988. Morris is located in Logansport, Indiana, and manufactures lead wire assemblies and wiring harnesses and stampings. Prior to his employment with Morris, Mr. Wihebrink was a member of the accounting firm Smith, Thompson & Wihebrink (Logansport) for 15 years. Mr. Wihebrink also currently serves as a member of the Board of Directors of the Neal Home retirement home in Logansport, Indiana.

     Thomas G. Williams (age 65) has served as President of Logansport Savings since 1971.

     THE DIRECTORS SHALL BE ELECTED UPON RECEIPT OF A PLURALITY OF VOTES CAST AT THE ANNUAL SHAREHOLDERS MEETING. PLURALITY MEANS THAT INDIVIDUALS WHO RECEIVE THE LARGEST NUMBER OF VOTES CAST ARE ELECTED UP TO THE MAXIMUM NUMBER OF DIRECTORS TO BE CHOSEN AT THE MEETING. ABSTENTIONS, BROKER NON-VOTES, AND INSTRUCTIONS ON THE ACCOMPANYING PROXY TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE OF THE NOMINEES WILL RESULT IN THE RESPECTIVE NOMINEE RECEIVING FEWER VOTES. HOWEVER, THE NUMBER OF VOTES OTHERWISE RECEIVED BY THE NOMINEE WILL NOT BE REDUCED BY SUCH ACTION.

The Board of Directors and its Committees

     During the fiscal year ended December 31, 1998, the Board of Directors of the Holding Company met or acted by written consent ten times. No director attended fewer than 75% of the aggregate total number of meetings during the last fiscal year of the Board of Directors of the Holding Company held while he served as director and of meetings of committees which he served during that fiscal year. The Board of Directors of the Holding Company has an Audit Committee, a Stock Compensation Committee and Nominating Committee, among its other Board Committees. All committee members are appointed by the Board of Directors.

     The Holding Company's Audit Committee is comprised of all members of the Board of Directors, recommends the appointment of the Holding Company's independent accountants, and meets with them to outline the scope and review the results of audits. The Audit Committee met one time during 1998.

     The Stock Compensation Committee administers the Option Plan and the RRP, and will administer the 1999 Option Plan if it is approved by the shareholders of the Holding Company. The members of that Committee are Susanne Ridlen, William Tincher, Jr., and David G. Wihebrink. It met two times during 1998.

     The Board of Directors nominated the slate of directors set forth in the Proxy Statement. Although the Board of Directors of the Holding Company will consider nominees recommended by shareholders, it has not actively solicited recommendations for nominees from shareholders nor has it established procedures for this purpose. Article III, Section 12 of the Holding Company's By-Laws provides that shareholders entitled to vote for the election of directors may name nominees for election to the Board of Directors but there are certain requirements that must be satisfied in order to do so. Among other things, written notice of a proposed nomination must be received by the Secretary of the Holding Company not less than 60 days prior to the Annual Meeting; provided, however, that in the event that less than 70 days' notice or public disclosure of the date of the meeting is given or made to shareholders (which notice or public disclosure includes the date of the Annual Meeting specified in the Holding Company's By-Laws if the Annual Meeting is held on such date), notice must be received not later than the close of business on the 10th day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made.

Management Remuneration and Related Transactions

     Remuneration of Named Executive Officer

     During the fiscal year ended December 31, 1998, no cash compensation was paid directly by the Holding Company to any of its executive officers. Each of such officers was compensated by Logansport Savings.

     The following table sets forth information as to annual, long-term and other compensation for services in all capacities to the Holding Company and its subsidiaries for each of the three fiscal years ended December 31, 1998, of the person who served as chief executive officer of the Holding Company during the fiscal year ended December 31, 1998 (the "Named Executive Officer"). There were no other executive officers of the Holding Company who earned over $100,000 in salary and bonuses during that fiscal year.



                           Summary Compensation Table
                                                                               Long Term Compensation
                                                 Annual Compensation                   Awards
                                      --------------------------------------   ------------------------
                                                                     Other                                   All
                                                                    Annual     Restricted   Securities      Other
Name and                    Fiscal                                  Compen-       Stock     Underlying     Compen-
Principal Position           Year     Salary ($)(1)   Bonus ($)  sation($)(2)   Awards($)   Options(#)    sation($)
-------------------------------------------------------------------------------------------------------------------
Thomas G. Williams           1998      $79,800        $40,347         ---             ---       ---          ---
  President, Chief Executive 1997      $76,800        $38,898         ---             ---       ---          ---
  Officer and Director       1996      $74,800        $32,611         ---       $165,313(3)   33,063 (4)     ---


(1) Includes fees received for service on Logansport Savings Board of Directors, including fees deferred pursuant to Mr. Williams' deferred compensation agreement. Does not include commissions received on the sale of credit life and mortgage life insurance or fees for appraisal services. See "Transactions with Certain Related Persons."

(2) The Named Executive Officer of the Holding Company receives certain perquisites, but the incremental cost of providing such perquisites does not exceed the lesser of $50,000 or 10% of the officer's salary and bonus.

(3) The value of the restricted stock awards was determined by multiplying the fair market value of the Common Stock on the date the shares were awarded by the number of shares awarded. These shares vest over a five year period. As of December 31, 1998, the number and aggregate value of restricted stock holdings by Mr. Williams were 7,935 and $107,123, respectively. Dividends paid on the restricted shares are payable to the grantee as the shares are vested and are not included in the table.

(4) Effective January 14, 1997, these options were adjusted so as to be for the purchase of 39,345 shares as a result of the Corporation's special cash distribution paid on December 10, 1996.

     Stock Options

     The following table includes the number of shares covered by stock options held by the Named Executive Officer as of December 31, 1998. Also reported are the values for "in-the-money" options (options whose exercise price is lower than the market value of the shares at fiscal year end) which represent the spread between the exercise price of any such existing stock options and the fiscal year-end market price of the stock. The Named Executive Officer did not exercise any stock options during the fiscal year.

        Outstanding Stock Option Grants and Value Realized As Of 12/31/98

                             Number of Unexercised                   Value of Unexercised In-the-Money
                           Options at Fiscal Year End                 Options at Fiscal Year End (1)
                         ---------------------------------           -----------------------------------
     Name                Exercisable      Unexercisable(2)           Exercisable        Unexercisable(2)
     ----                -----------      ----------------           -----------        ----------------
Thomas G. Williams         15,738              23,607                $   46,742              $70,113

(1) Amounts reflecting gains on outstanding options are based on the average between the high and low prices for the shares on December 31, 1998, which was $13.50 per share.

(2) The shares represented could not be acquired by the Named Executive Officer as of December 31, 1998.

     Employment Contracts

     Logansport Savings has entered into three-year employment contracts with Mr. Williams, the Holding Company's President and Chief Executive Officer, and Charles J. Evans, the Holding Company's Vice President (together, the "Employees"). The contracts with the Employees extend annually for an additional one-year term to maintain their three-year term if the Board of Directors of Logansport Savings determines to so extend them, unless notice not to extend is properly given by either party to the contract. Each Employee receives an initial salary under the contract equal to his current salary subject to increases approved by the Board of Directors. The contracts also provide, among other things, for participation in other fringe benefits and benefit plans available to Logansport Savings' employees. Each Employee may terminate his employment upon sixty days' written notice to Logansport Savings. Logansport Savings may discharge each Employee for cause (as defined in the contract) at any time or in certain events specified by Office of Thrift Supervision ("OTS") regulations. If Logansport Savings terminates an Employee's employment for other than cause or if the employee terminates his own employment for cause (as defined in the contract), the Employee will receive his base compensation under the contract for an additional three years if the termination follows a change of control in the Holding Company (as defined below). In addition, during such period, the employee will continue to participate in Logansport Savings' group insurance plans or receive comparable benefits. Moreover, within a period of three months after such termination following a change of control, the employee will have the right to cause Logansport Savings to purchase any stock options he holds for a price equal to the fair market value (as defined in the contact) of the shares subject to such options minus their option price. If the payments provided for in the contract, together with any other payments made to the employee by Logansport Savings, are deemed to be payments in violation of the "golden parachute" rules of the Code, such payments will be reduced to the largest amount which would not cause Logansport Savings to lose a tax deduction for such payments under those rules. As of the date hereof, the cash compensation which would be paid under the contracts to the Employees if the contracts were terminated either after a change of control of the Holding Company, without cause by Logansport Savings, or for cause by the Employees, would be $345,250 for Mr. Williams and $239,250 for Mr. Evans. For purposes of these employment contracts, a change of control of the Holding Company is generally an acquisition of control, as defined in regulations issued under the Change in Bank Control Act and the Savings and Loan Holding Company Act.

     The employment contracts provide Logansport Savings protection of its confidential business information and protection from competition by the Employees should they voluntarily terminate their employment without cause or be terminated by Logansport Savings for cause.

         Executive Supplemental Retirement Income Agreements.

         Logansport Savings has entered into supplemental retirement agreements with Messrs. Williams and Evans (each, an "Executive"). These agreements provide that upon retirement after attaining age 65, assuming continuous service to Logansport Savings until that date, the Executive is entitled to receive annual supplemental retirement benefits in an amount equal to 40% of the highest salary received by the Executive during any 12 month period during his term of service with Logansport Savings, subject to a maximum benefit of $42,000 annually in the case of Mr. Williams and $52,000 annually in the case of Mr. Evans (the "Annual Retirement Benefit"). These benefits are payable in equal monthly installments over a period of 180 months following retirement.

         The Executives may elect to receive early retirement benefits upon attaining age 62, assuming continuous service to Logansport Savings until that date. Upon an Executive's election to receive such benefits, the Executive is entitled to receive his Annual Retirement Benefit, reduced by 3% in the case of Mr. Williams and 2% in the case of Mr. Evans, for each year or fraction thereof that the Executive's early retirement date precedes his normal retirement date. These early retirement benefit payments begin at the Executive's normal retirement date. However, earlier payment may be requested by the Executive, subject to Board approval. If early payment is approved by the Board of

Directors, the Executive's benefit amount is reduced to the present value using a discount rate equal to Logansport Savings' average cost of deposits for the most recent 12 month period. If early payment is not approved by the Board, the Executive is entitled to receive that portion of his Annual Retirement Benefit which is required to be expensed and accrued under generally accepted accounting principles (the "Accrued Benefit") and is vested. Mr. Williams' benefits are fully vested. Mr. Evans' benefits are 60% vested and will continue to vest at the rate of 20% for each additional calendar year of his service through calendar year 2000.

         If the Executive dies prior to retirement, his beneficiary will receive an annual survivor's benefit in an amount equal to 40% of the Executive's annual salary at death, subject to a maximum $42,000 in the case of Mr. Williams and $52,000 in the case of Mr. Evans. The survivor's benefit is payable in equal monthly installments over a period of 180 months. If the Executive dies after he has begun receiving retirement benefits under his agreement, his beneficiary will continue to receive the balance of the payments otherwise payable to the Executive under his agreement. Upon the Executive's death, his beneficiary also will receive a one-time lump sum death benefit in the amount of $12,500.

         If the Executive is disabled prior to retirement, the Executive is entitled to receive his Accrued Benefit payable in equal monthly installments over a period of 180 months. If the Executive dies while receiving disability benefit payments, his beneficiary is entitled to receive an annual survivor's benefit in an amount equal to $42,000 in the case of Mr. Williams and $52,000 in the case of Mr. Evans payable in equal monthly installments for the remainder of the Executive's 180 month disability benefit period. In addition, at the Executive's death, if the total disability benefit payments received, or to be received, are less than $250,000, the Executive's beneficiary is entitled to a lump sum payment in an amount sufficient to make the total benefits equal to $250,000.

         Payments of benefits under the agreements are conditioned upon (1) the Executive not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreements and (2) in the case of Mr. Williams, the Executive rendering reasonable business consulting advisory services to Logansport Savings for a period of five years following his retirement. Mr. Evans' agreement provides that if he is terminated for any reason other than cause, he is entitled to receive that portion of his Accrued Benefit which has vested. No benefits are provided if Mr. Evans voluntarily terminates his employment before he is otherwise entitled to benefits under the agreement. If an Executive's employment is terminated for cause, all benefits under his agreement are forfeited and the agreement is rendered null and void. Logansport Savings expensed $61,541 in connection with these agreements for the year ended December 31, 1998.

         Logansport Savings has purchased paid-up life insurance on the lives of the Executives to fund the benefits payable under the supplemental retirement agreements. See "-- Insurance to Fund Certain Benefits."

         Compensation of Directors

         All directors of Logansport are entitled to receive a monthly director fee of $400. Total fees paid to directors for the year ended December 31, 1998 were $38,772. Logansport Savings' directors may, pursuant to deferred compensation agreements, defer payment of some or all of the directors' fees until after they retire or otherwise no longer serve as directors. Upon their attainment of age 70, directors who participate in the deferred compensation plan receive fixed monthly payments for 180 months, but may also elect to receive their benefits in a lump sum. The amount of each director's monthly payments depends on the amount of fees deferred and the period over which the fees were deferred. The agreements also provide for the payment of disability benefits and death benefits. The beneficiary of a director participating in the deferred compensation plan also receives a $7,500 lump sum death benefit upon the director's death. Logansport Savings has purchased paid-up life insurance on the lives of directors participating in the deferred compensation plans to fund benefits payable thereunder. Logansport Savings expensed $14,691 in connection with these agreements for the year ended December 31, 1998. See "-- Insurance to Fund Certain Benefits." Advisory Director, Forrest H. Montgomery, receives a monthly advisory director fee of $331 pursuant to the terms of an amended death benefit agreement. See "-- Death Benefit Agreement with Advisory Director."

         Directors of the Holding Company are not currently paid directors' fees. The Holding Company may, if it believes it is necessary to attract qualified directors or otherwise beneficial to the Holding Company, adopt a policy of paying directors' fees.

         Death Benefit Agreement with Advisory Director

         Logansport Savings has entered into an amended death benefit agreement with Forrest H. Montgomery, an advisory director to Logansport. This agreement provides for the payment of a monthly benefit in the amount of $331 which commenced on April, 1992 upon Mr. Montgomery's retirement and continues for a 120-month period. If Mr. Montgomery dies while receiving monthly benefits under the Agreement, the unpaid balance of the monthly payments will be paid monthly to his designated beneficiary for the remainder of the period. The payment of these benefits is conditioned upon (i) Mr. Montgomery's continued service as an advisory director to Logansport and (ii) Mr. Montgomery not becoming employed by a competitor of Logansport Savings or otherwise competing with Logansport Savings while receiving benefits under the agreement and for a period of two (2) years thereafter.

         Logansport Savings has purchased paid-up life insurance on the life of Mr. Montgomery to fund the benefits payable under the amended death benefit agreement. See "-- Insurance to Fund Certain Benefits."

         Insurance to Fund Certain Benefits

         Logansport Savings has purchased paid-up life insurance on the lives of the Executives covered under the supplemental retirement income agreements with Mr. Williams and Mr. Evans, and on the lives of the directors and the advisory director covered under the deferred compensation agreements and the amended death benefit agreement to fund the obligations under these agreements. The insurance is provided by Transamerica Life Insurance Company. At December 31, 1998, the cash surrender value of the policies was carried on the books of Logansport at an amount equal to $1,135,348.

         Transactions With Certain Related Persons

         Logansport Savings has followed a policy of offering to its directors, officers, and employees real estate mortgage loans secured by their principal residence and other loans. These loans are made in the ordinary course of business with the same collateral, interest rates and underwriting criteria as those of comparable transactions prevailing at the time and do not involve more than the normal risk of collectibility or present other unfavorable features. Loans to directors and executive officers totaled approximately $364,000, or 2.21% of shareholders' equity on a consolidated basis at December 31, 1998.

         In addition to their compensation from Logansport Savings, Mr. Williams and Mr. Evans also receive commissions on sales of credit life insurance and mortgage life insurance to Logansport Savings' customers. Mr. Williams and Mr. Evans are duly licensed to sell such products and retain 50% of the commissions received on credit life and mortgage life insurance sales. Logansport Savings receives the other half of the commissions earned by Mr. Williams and Mr. Evans from the sales of these products. For the year ended December 31, 1998, Mr. Williams received $9,368 in commissions from the sale of credit life and mortgage life insurance. Mr. Evans received no commissions for 1998.

         Logansport Savings currently utilizes Mr. Evans, who is a state licensed appraiser, as a staff appraiser for substantially all residential mortgage loans under $250,000. Mr. Williams serves as a review appraiser for all appraisals performed by Mr. Evans. As part of closing costs, Logansport charges an appraisal fee of approximately $100 for all residential mortgage loans. In connection with their appraisal work, Mr. Evans and Mr. Williams receive 60% and 40%, respectively, of this appraisal fee. For the year ended December 31, 1998, Mr. Evans and Mr. Williams received $11,550 and $3,450, respectively, as compensation for their appraisal work.

         Logansport Savings currently utilizes Cass County Title Company, Inc. to provide title insurance or to perform real estate searches in connection with its mortgage lending. Brian Morrill, a director of the Holding Company and of Logansport Savings, is President and principal owner of Cass County Title Company, Inc. During 1998, that company received fees for such title insurance and real estate searches from Logansport Savings in the amount of $31,710, an amount in excess of 5% of the gross revenues of Cass County Title Company, Inc.

                        PROPOSAL II -- STOCK OPTION PLAN

     The Board of Directors of the Holding Company adopted the Logansport Financial Corp. 1999 Stock Option Plan (the "1999 Option Plan") on February 9, 1999. The essential features of the 1999 Option Plan are summarized below, but the 1999 Option Plan is set forth in full in Exhibit A to this Proxy Statement, and all statements made in this summary are qualified by reference to the full text of the 1999 Option Plan.

Purpose

     The purpose of the 1999 Option Plan is to provide to certain directors, officers and other key employees of the Holding Company and its subsidiaries

(currently approximately ten persons) a favorable opportunity to acquire Common Stock of the Holding Company and thereby increase the incentive of such persons to work for the success of the Holding Company and its subsidiaries and better enabling such entities to attract or retain capable directors and executive personnel.

     The 1999 Option Plan provides for the grant of both incentive stock options (options that afford favorable tax treatment to recipients upon compliance with certain restrictions and that do not normally result in tax deductions to the Holding Company) and options that do not so qualify (non-qualified stock options).

Administration

     The 1999 Option Plan is administered, construed and interpreted by a committee consisting of at least two members of the Holding Company's Board of Directors. The Holding Company's Stock Compensation Committee will administer the 1999 Option Plan. The Stock Compensation Committee selects the individuals to whom options or cash awards will be granted and determines the time of grant, the number of shares of stock to be covered by each option, the amount of any cash awards, the option price, the period within which the option may be exercised, whether the option is an incentive stock option or non-qualified stock option, and any other terms and conditions of the options or cash awards granted. Members of the Stock Compensation Committee must be nonemployee directors of the Holding Company. The current members of that Committee are set forth on page 4 of this Proxy Statement.

Reservation of Shares

     The Holding Company has reserved 115,000 shares of its Common Stock for issuance upon exercise of options to be granted under the 1999 Option Plan. No stock options have been granted under the 1999 Option Plan as yet. Shares issued under the 1999 Option Plan may be authorized but unissued shares or treasury shares of the Holding Company. In the event of corporate changes affecting the Holding Company's Common Stock, such as reorganizations, recapitalizations, stock splits, stock dividends, mergers, consolidations, liquidations, and extraordinary distributions (consisting of cash, securities, or other assets), the Stock Compensation Committee may make appropriate adjustments in the number and kind of shares reserved under the 1999 Option Plan and in the option price under, and the number and kind of shares covered by, outstanding options granted under the 1999 Option Plan. Any shares subject to an option which expires or is terminated before exercise will again be available for issuance under the 1999 Option Plan.

     Options and cash awards may be granted to directors, officers (including officers who are members of the Board of Directors) and other key employees of the Holding Company and its subsidiaries who are materially responsible for the management or operation of the business of the Holding Company or its subsidiaries and have provided valuable services to the Holding Company or its subsidiaries. Such individuals may be granted more than one option under the 1999 Option Plan. However, no employee may be granted options under the 1999 Option Plan for more than 35,000 shares of Common Stock in any calendar year.

Terms of the Options

     Stock Option Price. The price to be paid for shares of Common Stock upon the exercise of each incentive stock option shall not be less than the fair market value of such shares on the date on which the option is granted. However, the Committee does have the discretion to award non-qualified stock options to eligible employees and directors of the Holding Company or of its subsidiaries at a price no less than 85% of the fair market value of the Common Stock on the date the option is granted. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Holding Company may be granted at an option price no less than 110% of the fair market value of the stock on the date of grant.

     Option Term. No option may have a term longer than ten years and one day from the date grant. However, under the Internal Revenue Code of 1986, as amended (the "Code"), incentive stock options may not have terms in excess of ten years. Incentive stock options granted to holders of more than 10% of the combined voting power of all classes of stock of the Holding Company may not have terms in excess of five years.

     Exercise of Option. The option price of each share of stock is to be paid in full in cash at the time of exercise. Under certain circumstances, the 1999 Option Plan permits optionees to deliver a notice to their broker to deliver to the Holding Company the total option price in cash and the amount of any taxes to be withheld from the optionee's compensation as a result of any withholding tax obligation of the Holding Company. With the approval of the Stock Compensation Committee, payment of the option price may also be effected by tendering whole shares of the Holding Company's Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. Options may be exercisable in full at any time during their term or in such installments, on a cumulative basis, as the Stock Compensation Committee may determine, except that no option may be exercised at any time as to fewer than 100 shares unless the exercise is with respect to an entire residue of fewer than 100 shares, and no option may be exercised during the first six months of its term.

     Exercise of Options by Other than Outside Directors. Except as provided below, upon termination of an optionholder's employment by the Holding Company and its subsidiaries, all rights under any options granted to him but not yet exercised terminate. In the event that an optionee retires pursuant to any then existing pension plan of the Holding Company or its subsidiaries, his option may be exercised by him in whole or in part within three years after his retirement until the expiration of the option term fixed by the Committee, whether or not the option was otherwise exercisable by him at his date of retirement; provided, however, that if he remains a director or director emeritus of the Holding Company he may exercise such option until the later of (a) three years after his retirement or (b) six months after he ceases to be a director or director emeritus of the Holding Company. If an optionee's employment by the Holding Company and its subsidiaries terminates by reason of permanent and total disability, his option may be exercised by him in whole or in part within one year after such termination of employment, whether or not the option was otherwise exercisable by him at the time of such termination of employment. If the optionee dies while employed by the Holding Company or its subsidiaries, within three years after his retirement (or, if later, six months following his termination of service as a director or director emeritus of the Holding Company), or within one year after his termination of employment because of permanent and total disability, his option may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was otherwise exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Stock Compensation Committee.

     Exercise of Options by Outside Directors. Options granted to Outside Directors terminate six months after the date such Outside Director ceases to be a director and director emeritus of the Holding Company for any reason. If an optionee who is an Outside Director ceases to be a director and a director emeritus by reason of disability, any option granted to him may be exercised in whole or in part within one year of such termination of service, whether or not the option was otherwise exercisable by him at the time of such termination of service. In the event of the death of an Outside Director while serving as a director or director emeritus of the Holding Company, within six months after he ceases to be a director and a director emeritus of the Holding Company, or within one year after he ceases to be a director and a director emeritus of the Holding Company by reason of disability, any option granted to him may be exercised by his estate or by the person or persons entitled thereto by will or by the applicable laws of descent or distribution at any time within one year after the date of such death, whether or not the option was exercisable by the optionee at the date of his death. Notwithstanding the foregoing, in no event may any option be exercised after the expiration of the option term set by the Stock Compensation Committee.

     Nontransferability of Option. Options may not be transferred except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order. During the lifetime of an optionee, they may be exercised only by him or his guardian or legal representative.

     Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options are exercisable for the first time by an optionee during any calendar year under the 1999 Option Plan may not exceed $100,000. For purposes of these computations, the fair market value of the shares is to be determined as of the date the option is granted and computed in the manner determined by the Stock Compensation Committee consistent with the requirements of the Code. This limitation does not apply to non-qualified stock options granted under the 1999 Option Plan.

     Cash Awards. The Stock Compensation Committee may grant to optionees who are granted non-qualified stock options the right to receive a cash amount which is intended to reimburse the optionee for all or a portion of the federal, state and local income taxes imposed upon the optionee as a result of the exercise of a non-qualified stock option and the receipt of a cash award.

     Replacement and Extension of the Terms of Options and Cash Awards. The Stock Compensation Committee from time to time may permit an optionee under the 1999 Option Plan or any other stock option plan adopted by the Holding Company or any of its subsidiaries, to surrender for cancellation any unexercised outstanding stock option and receive from the optionee's employing corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Stock Compensation Committee. Such optionees may also be granted related cash awards.

     Change of Control. In the event of a change of control of the Holding Company, outstanding options which are not otherwise exercisable will become immediately exercisable. Change of control, for this purpose, means an acquisition of control of the Holding Company or of Logansport Savings within the meaning of 12 C.F.R. ss. 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Holding Company or any of its subsidiaries). This provision could result in adverse tax consequences to the Holding Company and to the optionee as a result of the golden parachute provisions in the Code. Under the golden parachute provisions, compensatory payments made by the Holding Company to an employee following a change in control which are contingent on a change in control and which exceed certain limits based on the average annual compensation of the employee for the five calendar years before the change in control are not deductible by the Holding Company and would subject the optionee to a 20% excise tax. The value of any option which would become immediately exercisable following a change in control (the spread between the then fair market value of the option shares and the option price) could be deemed to be a compensatory payment contingent on a change in control, and, thus, if such amount, when added to any other payments made by the Holding Company to the employee which are contingent on a change in control, would exceed the limits described above, the excess amounts would be non-deductible and subject to the excise tax.

     The effect of this change of control provision which, under certain circumstances, could accelerate benefits to optionholders may be to increase the cost of a potential business combination or acquisition of control of the Holding Company. To the extent that this increased cost is significant, potential acquirors may be deterred from pursuing a transaction involving the Holding Company, and its shareholders may be deprived of an opportunity to sell their shares at a favorable price. However, the options which may be granted under the 1999 Option Plan may be fully exercisable within six months following the date of the grant, so the change of control provision described above may not have a significant deterrent effect. Moreover, to the extent this provision could operate to accelerate benefits under stock options awarded in the future, the Board of Directors believes that the expected benefits of these provisions in attracting and retaining qualified management personnel outweigh these possible disadvantages.

Other Provisions

     The Stock Compensation Committee may provide for such other terms, provisions and conditions of an option as are not inconsistent with the 1999 Option Plan. The Stock Compensation Committee may also prescribe, and amend, waive and rescind rules and regulations relating to the 1999 Option Plan, may accelerate the vesting of stock options or cash awards granted or made under the 1999 Option Plan, may make amendments or modifications in the terms and conditions (including exercisability) of the options relating to the effect of termination of employment of the optionees, and may waive any restrictions or conditions applicable to any option or the exercise thereof.

Amendment and Termination

     The Board of Directors of the Holding Company may amend the 1999 Option Plan from time to time, and, with the consent of the optionee, the terms and provisions of his option or cash award, provided, however, that (1) no amendment may, without the consent of an optionee, make any changes in any outstanding option or cash award which would adversely affect the rights of the optionee and
(2) without approval of the holders of at least a majority of the shares of the Holding Company voting in person or by proxy at a duly constituted meeting, or adjournment thereof, the following changes in the 1999 Option Plan may not be made: an increase in the number of shares reserved for issuance under the 1999 Option Plan (except as permitted by the antidilutive provisions in the 1999 Option Plan); an extension of the option terms to more than 10 years and one day from the date of grant of the option; or a material modification of the class of employees eligible to receive options or cash awards under the 1999 Option Plan. The Board of Directors of the Holding Company may terminate the 1999 Option Plan at any time. In any event, no incentive stock options may be granted under the Stock 1999 Option Plan after April 13, 2009.

Federal Income Tax Consequences

     The grant of incentive and non-qualified stock options will have no federal tax consequences to the Holding Company or the optionee. Moreover, if an incentive stock option is exercised (a) while the employee is employed by the Holding Company or its subsidiaries, (b) within three months after the optionee ceases to be an employee of the Holding Company or its subsidiaries, (c) after the optionee's death, or (d) within one year after the optionee ceases to be an employee of the Holding Company or its subsidiaries if the optionee's employment is terminated because of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), the exercise of the incentive stock option will ordinarily have no federal income tax consequences to the Holding Company or the optionee. However, the amount by which the fair market value of the shares at the time of exercise exceeds the option price of the option will, along with other specified items, be considered taxable income in the taxable year of the optionee in which the option was exercised for purposes of determining the applicability of the alternative minimum tax. As a result, the exercise of an incentive stock option may subject an optionee to an alternative minimum tax depending on that optionee's particular circumstances.

     On the other hand, the recipient of a non-qualified stock option generally will realize taxable ordinary income at the time of exercise of his option in an amount equal to the excess of the fair market value of the shares acquired at the time of such exercise over the option price. A like amount is generally deductible by the Holding Company for federal income tax purposes as of that date, as long as the Holding Company withholds federal income tax with respect to that taxable amount, assuming the optionholder's income is subject to income tax withholding by the Holding Company. The 1999 Option Plan permits, under certain circumstances, holders of non-qualified stock options to satisfy their withholding obligation by having shares equal in value to the applicable withholding taxes withheld from the shares which they would otherwise receive upon the exercise of a non-qualified stock option.

     Upon the sale of the shares acquired upon the exercise of an incentive stock option no sooner than two years after the grant of the option and no sooner than one year after receipt of the shares by the optionee, any capital gain recognized would be taxed to the optionee at long-term rates. Upon the sale of shares acquired upon the exercise of an incentive stock option prior to two years after the grant of an option or prior to one year after receipt of the shares by the optionee, the optionee will generally recognize, in the year of disposition, ordinary income equal to the lesser of (a) the spread between the fair market value of the shares on the date of exercise and the exercise price; and (b) the gain realized upon the disposition of those shares. The Holding Company will be entitled to a deduction equal to the amount of income recognized as ordinary income by the optionee, so long as the Holding Company withholds federal income tax with respect to that taxable amount (assuming the optionholder's income is subject to income tax withholding by the Holding Company). If the spread is the basis for determining the amount of ordinary income realized by the optionee, there will be additional long-term or short-term capital gain realized if the proceeds of such sale exceed such spread.

     Upon the subsequent sale of shares acquired upon exercise of a non-qualified stock option, the optionholder will recognize long-term capital gain or loss if the shares are deemed to have been held for 18 months or more, and short-term capital gain or loss in all other cases. Currently, long-term capital gains for noncorporate taxpayers are generally taxed at a maximum rate of 20%. Short-term capital gains are taxed at the same rates as ordinary income.

Financial Accounting Consequences

     At this time, neither the grant of incentive or non-qualified stock options nor the issuance of shares upon exercise of such options will result in a compensation expense charge to the Holding Company's earnings for financial accounting purposes, except that for non-qualified stock options, earnings will be charged with the excess, if any, of the fair market value on the date of grant over the exercise price of the option shares. Option proceeds from the exercise of these options and tax savings from non-qualified stock options (other than tax savings resulting from charges to earnings made when the exercise price is less than fair market value of the option shares on the date of grant) are credited to capital. The Financial Accounting Standards Board (the "FASB") has adopted rules that require increased disclosure about the value of stock options in financial statements for the Holding Company, including their impact on earnings.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE TO APPROVE AND RATIFY THE 1999 OPTION PLAN. SUCH ACTION REQUIRES THE APPROVAL OF THE HOLDERS OF AT LEAST A MAJORITY OF THE SHARES OF THE HOLDING COMPANY'S COMMON STOCK VOTING IN PERSON OR BY PROXY AND ENTITLED TO VOTE AT THE ANNUAL MEETING, OR ANY ADJOURNMENT THEREOF. ABSTENTIONS WILL BE INCLUDED IN THE NUMBER OF SHARES PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL AND ACCORDINGLY TREATED AS "NO" VOTES, BUT BROKER NON-VOTES WILL BE EXCLUDED FROM THE NUMBER OF SHARES PRESENT AND ENTITLED TO VOTE ON THE PROPOSAL AND WILL HAVE NO EFFECT ON THE VOTE.

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the 1934 Act requires that the Holding Company's officers and directors and persons who own more than 10% of the Holding Company's Common Stock file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Holding Company with copies of all Section 16(a) forms that they file.

     Based solely on its review of the copies of such forms received by it, and/or written representations from certain reporting persons that no Forms 5 were required for those persons, the Holding Company believes that for the fiscal year ended December 31, 1998, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners with respect to
Section 16(a) of the 1934 Act were satisfied in a timely manner.

                                   ACCOUNTANTS

     Grant Thornton LLP has served as auditors for the Holding Company since 1997. A representative of Grant Thornton LLP is expected to be present at the Annual Meeting with the opportunity to make a statement if he so desires. He will also be available to respond to any appropriate questions shareholders may have. Grant Thornton LLP has been selected as the independent public accounting firm to audit the Holding Company's books, records and accounts for the fiscal year ended December 31, 1999.

                              SHAREHOLDER PROPOSALS

     Any proposal which a shareholder wishes to have presented at the next Annual Meeting of the Holding Company and included in the Holding Company's proxy statement and form of proxy relating to that meeting, must be received at the main office of the Holding Company no later than 120 days in advance of March 10, 2000. Any such proposal should be sent to the attention of the Secretary of the Holding Company at 723 East Broadway, Logansport, Indiana 46947. A shareholder proposal being submitted outside the processes of Rule 14a-8 promulgated under the Securities and Exchange Act of 1934 Act will be considered untimely if it is received by the Holding Company later than 60 days in advance of the Annual Meeting.

                                  OTHER MATTERS

     Management is not aware of any business to come before the Annual Meeting other than those matters described in the Proxy Statement. However, if any other matters should properly come before the Annual Meeting, it is intended that the proxies solicited hereby will be voted with respect to those other matters in accordance with the judgment of the persons voting the proxies.

     The cost of solicitation of proxies will be borne by the Holding Company. The Holding Company will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to the beneficial owners of the Common Stock. In addition to solicitation by mail, directors, officers, and employees of the Holding Company may solicit proxies personally or by telephone without additional compensation.

     Each shareholder is urged to complete, date and sign the proxy and return it promptly in the enclosed envelope.

                                            By Order of the Board of Directors


                                            /s/ Thomas G. Williams
                                            Thomas G. Williams, President and
                                              Chief Executive Officer



March 10, 1999

                                                                       Exhibit A

                           LOGANSPORT FINANCIAL CORP.

                             1999 STOCK OPTION PLAN

         1. Purpose. The purpose of the Logansport Financial Corp. 1999 Stock Option Plan (the "Plan") is to provide to directors, officers and other key employees of Logansport Financial Corp. (the "Holding Company") and its majority-owned and wholly-owned subsidiaries (individually a "Subsidiary" and collectively the "Subsidiaries"), including, but not limited to, Logansport Savings Bank, FSB (the "Bank"), who are materially responsible for the management or operation of the business of the Holding Company or a Subsidiary and have provided valuable services to the Holding Company or a Subsidiary, a favorable opportunity to acquire Common Stock, without par value ("Common Stock"), of the Holding Company, thereby providing them with an increased incentive to work for the success of the Holding Company and its Subsidiaries and better enabling each such entity to attract and retain capable directors and executive personnel.

         2. Administration of the Plan. The Plan shall be administered, construed and interpreted by a committee (the "Committee") consisting of at least two members of the Board of Directors of the Holding Company, each of whom is a "Non-Employee Director" within the meaning of the definition of that term contained in Reg. ss. 16b-3 promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act"). The members of the Committee shall be designated from time to time by the Board of Directors of the Holding Company. The decision of a majority of the members of the Committee shall constitute the decision of the Committee, and the Committee may act either at a meeting at which a majority of the members of the Committee is present or by a written consent signed by all members of the Committee. The Committee shall have the sole, final and conclusive authority to determine, consistent with and subject to the provisions of the Plan:

     (a) the individuals (the "Optionees") to whom options or successive options or cash awards shall be granted under the Plan;

     (b)  the time when options or cash awards shall be granted hereunder;

     (c) the number of shares of Common Stock to be covered under each option and the amount of any cash awards;

     (d)  the option price to be paid upon the exercise of each option;

     (e)  the period within which each such option may be exercised;

     (f) the extent to which an option is an incentive stock option or a non-qualified stock option; and

     (g) the terms and conditions of the respective agreements by which options granted or cash awards shall be evidenced.

The Committee shall also have authority to prescribe, amend, waive, and rescind rules and regulations relating to the Plan, to accelerate the vesting of any stock options or cash awards made hereunder, to make amendments or modifications in the terms and conditions (including exercisability) of the options relating to the effect of termination of employment of the optionee (subject to the last sentence of Section 12 hereof), to waive any restrictions or conditions applicable to any option or the exercise thereof, and to make all other determinations necessary or advisable in the administration of the Plan.

         3. Eligibility. The Committee may, consistent with the purposes of the Plan, grant options and cash awards to officers and other key employees and directors of the Holding Company or of a Subsidiary who in the opinion of the

Committee are from time to time materially responsible for the management or operation of the business of the Holding Company or of a Subsidiary and have provided valuable services to the Holding Company or a Subsidiary; provided, however, that in no event may any employee who owns (after application of the ownership rules in ss. 425(d) of the Internal Revenue Code of 1986, as amended (the "Code")) shares of stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Holding Company or any of its Subsidiaries be granted an incentive stock option hereunder unless at the time such option is granted the option price is at least 110% of the fair market value of the stock subject to the option and such option by its terms is not exercisable after the expiration of five (5) years from the date such option is granted. No employee may be granted options under the Plan for more than 35,000 shares of Common Stock in any calendar year. Subject to the foregoing provisions, an individual who has been granted an option under the Plan (an "Optionee"), if he is otherwise eligible, may be granted an additional option or options if the Committee shall so determine.

         4. Stock Subject to the Plan. There shall be reserved for issuance upon the exercise of options granted under the Plan, 115,000 shares of Common Stock of the Holding Company, which may be authorized but unissued shares or treasury shares of the Holding Company. Subject to Section 7 hereof, the shares for which options may be granted under the Plan shall not exceed that number. If any option shall expire or terminate or be surrendered for any reason without having been exercised in full, the unpurchased shares subject thereto shall (unless the Plan shall have terminated) become available for other options under the Plan.

         5. Terms of Options. Each option granted under the Plan shall be subject to the following terms and conditions and to such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case:

              (a) Option Price. The price to be paid for shares of stock upon the exercise of each option shall be determined by the Committee at the time such option is granted, but such price in no event shall be less than the fair market value, as determined by the Committee consistent with Treas. Reg. ss. 20.2031-2 and any requirements of ss. 422A of the Code, of such stock on the date on which such option is granted; provided, however that the Committee shall have discretion to award non-qualified stock options to eligible employees or directors of the Holding Company or of a Subsidiary at a price no less than 85% of the fair market value of the Common Stock on the date of grant, as determined by the Committee consistent with Treas. Reg ss. 20.2031-2.

              (b) Period for Exercise of Option. An option shall not be exercisable after the expiration of such period as shall be fixed by the Committee at the time of the grant thereof, but such period in no event shall exceed ten (10) years and one day from the date on which such option is granted; provided, that incentive stock options granted hereunder shall have terms not in excess of ten (10) years and non-qualified stock options shall be for a period not in excess of ten
         (10) years and one day from the date of grant thereof. Options shall be subject to earlier termination as hereinafter provided.

              (c) Exercise of Options. The option price of each share of stock purchased upon exercise of an option shall be paid in full at the time of such exercise. Payment may be in (i) cash, (ii) if the Optionee may do so in conformity with Regulation T (12 C.F.R. ss. 220.3(e)(4)) without violating ss. 16(b) or ss. 16(c) of the 1934 Act, pursuant to a broker's cashless exercise procedure, by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Holding Company the total option price in cash and, if desired, the amount of any taxes to be withheld from the Optionee's compensation as a result of any withholding tax obligation of the Holding Company or any of its Subsidiaries, as specified in such notice, or (iii) with the approval of the Committee, by tendering whole shares of the Holding Company's Common Stock owned by the Optionee and cash having a fair market value equal to the cash exercise price of the shares with respect to which the option is being exercised. For this purpose, any shares so tendered by an Optionee shall be deemed to have a fair market value equal to the mean between the highest and lowest quoted selling prices for the shares on the date of exercise of the option (or if there were no sales on such date the weighted average of the means between the highest and lowest quoted selling prices for the shares on the nearest date before and the nearest date after the date of exercise of the options as prescribed by Treas. Reg. ss. 20-2031-2), as reported in The Wall Street Journal or a similar publication selected by the Committee. The Committee shall have the authority to grant options exercisable in full at any time during their term, or exercisable in such installments at such times during their term as the Committee may determine; provided, however, that options shall not be exercisable during the first six (6) months of their term. Installments not purchased in earlier periods shall be cumulated and be available for purchase in later periods. Subject to the other provisions of this Plan, an option may be exercised at any time or from time to time during the term of the option as to any or all whole shares which have become subject to purchase pursuant to the terms of the option or the Plan, but not at any time as to fewer than one hundred (100) shares unless the remaining shares which have become subject to purchase are fewer than one hundred (100) shares. An option may be exercised only by written notice to the Holding Company, mailed to the attention of its Secretary, signed by the Optionee (or such other person or persons as shall demonstrate to the Holding Company his or their right to exercise the option), specifying the number of shares in respect of which it is being exercised, and accompanied by payment in full in either cash or by check in the amount of the aggregate purchase price therefor, by delivery of the irrevocable broker instructions referred to above, or, if the Committee has approved the use of the stock swap feature provided for above, followed as soon as practicable by the delivery of the option price for such shares.

              (d) Certificates. The certificate or certificates for the shares issuable upon an exercise of an option shall be issued as promptly as practicable after such exercise. An Optionee shall not have any rights of a shareholder in respect to the shares of stock subject to an option until the date of issuance of a stock certificate to him for such shares. In no case may a fraction of a share be purchased or issued under the Plan, but if, upon the exercise of an option, a fractional share would otherwise be issuable, the Holding Company shall pay cash in lieu thereof.

              (e) Termination of Option. If an Optionee (other than a director of the Holding Company or a Subsidiary who is not an employee of the Holding Company or a Subsidiary (an "Outside Director")) ceases to be an employee of the Holding Company and the Subsidiaries for any reason other than retirement, permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), or death, any option granted to him shall forthwith terminate. Leave of absence approved by the Committee shall not constitute cessation of employment. If an Optionee (other than an Outside Director) ceases to be an employee of the Holding Company and the Subsidiaries by reason of retirement, any option granted to him may be exercised by him in whole or in part within three (3) years after the date of his retirement, whether or not the option was otherwise exercisable at the date of his retirement; provided, however, that if such employee remains a director or director emeritus of the Holding Company, the option granted to him may be exercised by him in whole or in part until the later of (a) three (3) years after the date of his retirement, or (b) six months after his service as a director or director emeritus of the Holding Company terminates. (The term "retirement" as used herein means such termination of employment as shall entitle such individual to early or normal retirement benefits under any then existing pension plan of the Holding Company or a Subsidiary.) If an Optionee (other than an Outside Director) ceases to be an employee of the Holding Company and the Subsidiaries by reason of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), any option granted to him may be exercised by him in whole or in part within one (1) year after the date of his termination of employment by reason of such disability whether or not the option was otherwise exercisable at the date of such termination. Options granted to Outside Directors shall cease to be exercisable six (6) months after the date such Outside Director is no longer a director or director emeritus of the Holding Company or a Subsidiary for any reason other than death or disability. If an Optionee who is an Outside Director ceases to be a director and a director emeritus by reason of disability, any option granted to him may be exercised in whole or in part within one (1) year after the date the Optionee ceases to be a director and a director emeritus by reason of such disability, whether or not the option was otherwise exercisable at such date. In the event of the death of an Optionee while in the employ or service as a director or director emeritus of the Holding Company or a Subsidiary, or, if the Optionee is not an Outside Director, within three (3) years after the date of his retirement (or, if later, six months following his termination of service as a director or director emeritus of the Holding Company or a Subsidiary) or within one (1) year after the termination of his employment by reason of permanent and total disability (within the meaning of ss. 22(e)(3) of the Code), or, if the Optionee is an Outside Director, within six (6) months after he is no longer a director and a director emeritus of the Holding Company or of Subsidiary for reasons other than disability or, within one (1) year after the termination of his service by reason of disability, any option granted to him may be exercised in whole or in part at any time within one (1) year after the date of such death by the executor or administrator of his estate or by the person or persons entitled to the option by will or by applicable laws of descent and distribution until the expiration of the option term as fixed by the Committee, whether or not the option was otherwise exercisable at the date of his death. Notwithstanding the foregoing provisions of this subsection (e), no option shall in any event be exercisable after the expiration of the period fixed by the Committee in accordance with subsection (b) above.

              (f) Nontransferability of Option. No option may be transferred by the Optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act, or the rules thereunder, and during the lifetime of the Optionee options shall be exercisable only by the Optionee or his guardian or legal representative.

              (g) No Right to Continued Service.  Nothing in this Plan or in any agreement entered into pursuant hereto shall confer on any person any right to continue in the employ or service of the Holding Company or its Subsidiaries or affect any rights the Holding Company, a Subsidiary, or the shareholders of the Holding Company may have to terminate his service at any time.

              (h) Maximum Incentive Stock Options. The aggregate fair market value of stock with respect to which incentive stock options (within the meaning of ss. 422A of the Code) are exercisable for the first time by an Optionee during any calendar year under the Plan or any other plan of the Holding Company or its Subsidiaries shall not exceed $100,000. For this purpose, the fair market value of such shares shall be determined as of the date the option is granted and shall be computed in such manner as shall be determined by the Committee, consistent with the requirements of ss. 422A of the Code.

              (i) Agreement. Each option shall be evidenced by an agreement between the Optionee and the Holding Company which shall provide, among other things, that, with respect to incentive stock options, the Optionee will advise the Holding Company immediately upon any sale or transfer of the shares of Common Stock received upon exercise of the option to the extent such sale or transfer takes place prior to the later of (a) two (2) years from the date of grant or (b) one (1) year from the date of exercise.

              (j)  Investment  Representations.  Unless the shares subject to an option are registered under applicable federal and state securities laws, each Optionee by accepting an option shall be deemed to agree for himself and his legal representatives that any option granted to him and any and all shares of Common Stock purchased upon the exercise of the option shall be acquired for investment and not with a view to, or for the sale in connection with, any distribution thereof, and each notice of the exercise of any portion of an option shall be accompanied by a representation in writing, signed by the Optionee or his legal representatives, as the case may be, that the shares of Common Stock are being acquired in good faith for investment and not with a view to, or for sale in connection with, any distribution thereof (except in case of the Optionee's legal representatives for distribution, but not for sale, to his legal heirs, legatees and other testamentary beneficiaries). Any shares issued pursuant to an exercise of an option may bear a legend evidencing such representations and restrictions.

         6. Incentive Stock Options and Non-Qualified Stock Options. Options granted under the Plan may be incentive stock options under ss. 422A of the Code or non-qualified stock options, provided, however, that Outside Directors shall be granted only non-qualified stock options. All options granted hereunder will be clearly identified as either incentive stock options or non-qualified stock options. In no event will the exercise of an incentive stock option affect the right to exercise any non-qualified stock option, nor shall the exercise of any non-qualified stock option affect the right to exercise any incentive stock option. Nothing in this Plan shall be construed to prohibit the grant of incentive stock options and non-qualified stock options to the same person, provided, further, that incentive stock options and non-qualified stock options shall not be granted in a manner whereby the exercise of one non-qualified stock option or incentive stock option affects the exercisability of the other.

         7. Adjustment of Shares. In the event of any change after the effective date of the Plan in the outstanding stock of the Holding Company by reason of any reorganization, recapitalization, stock split, stock dividend, combination of shares, exchange of shares, merger or consolidation, liquidation, extraordinary distribution (consisting of cash, securities, or other assets), or any other change after the effective date of the Plan in the nature of the shares of stock of the Holding Company, the Committee shall determine what changes, if any, are appropriate in the number and kind of shares reserved under the Plan, and the Committee shall determine what changes, if any, are appropriate in the option price under and the number and kind of shares covered by outstanding options granted under the Plan. Any determination of the Committee hereunder shall be conclusive.

         8. Cash Awards. The Committee may, at any time and in its discretion, grant to any Optionee who is granted a non-qualified stock option the right to receive, at such times and in such amounts as determined by the Committee in its discretion, a cash amount ("cash award") which is intended to reimburse the Optionee for all or a portion of the federal, state and local income taxes imposed upon such Optionee as a consequence of the exercise of a non-qualified stock option and the receipt of a cash award.

         9. Replacement and Extension of the Terms of Options and Cash Awards. The Committee from time to time may permit an Optionee under the Plan or any other stock option plan heretofore or hereafter adopted by the Holding Company or any Subsidiary to surrender for cancellation any unexercised outstanding stock option and receive from his employing corporation in exchange therefor an option for such number of shares of Common Stock as may be designated by the Committee. Such Optionees also may be granted related cash awards as provided in
Section 8 hereof.

         10. Change in Control. In the event of a Change in Control, all options previously granted and still outstanding under the Plan regardless of their terms, shall become exercisable. For this purpose, "Change in Control" shall mean a change in control of the Holding Company or the Bank, within the meaning of 12 C.F.R. ss. 574.4(a) (other than a change of control resulting from a trustee or other fiduciary holding shares of Common Stock under an employee benefit plan of the Holding Company or any of its Subsidiaries).

         11. Tax Withholding. Whenever the Holding Company proposes or is required to issue or transfer shares of Common Stock under the Plan, the Holding Company shall have the right to require the Optionee or his or her legal representative to remit to the Holding Company an amount sufficient to satisfy any federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares, and whenever under the Plan payments are to be made in cash, such payments shall be net of an amount sufficient to satisfy any federal, state and/or local withholding tax requirements. If permitted by the Committee and pursuant to procedures established by the Committee, an Optionee may make a written election to have shares of Common Stock having an aggregate fair market value, as determined by the Committee, consistent with the requirements of Treas. Reg. ss. 20.2031-2, sufficient to satisfy the applicable withholding taxes, withheld from the shares otherwise to be received upon the exercise of a non-qualified option.

         12. Amendment. The Board of Directors of the Holding Company may amend the Plan from time to time and, with the consent of the Optionee, the terms and provisions of his option or cash award, except that without the approval of the holders of at least a majority of the shares of the Holding Company voting in person or by proxy at a duly constituted meeting or adjournment thereof:

                  (a) the number of shares of stock which may be reserved for issuance under the Plan may not be increased, except as provided in
         Section 7 hereof;

                  (b) the period during which an option may be exercised may not be extended beyond ten (10) years and one day from the date on which such option was granted; and

                  (c) the class of persons to whom options or cash awards may be granted under the Plan shall not be modified materially.

         No  amendment  of the Plan,  however,  may,  without the consent of the
Optionees, make any changes in any outstanding options or cash awards theretofore granted under the Plan which would adversely affect the rights of such Optionees.

         13. Termination. The Board of Directors of the Holding Company may terminate the Plan at any time and no option or cash award shall be granted thereafter. Such termination, however, shall not affect the validity of any option or cash award theretofore granted under the Plan. In any event, no incentive stock option may be granted under the Plan after the date which is ten
(10) years from the effective date of the Plan.

         14. Successors. This Plan shall be binding upon the successors and assigns of the Holding Company.

         15. Governing Law. The terms of any options granted hereunder and the rights and obligations hereunder of the Holding Company, the Optionees and their successors in interest shall be governed by Indiana law.

         16. Government and Other Regulations. The obligations of the Holding Company to issue or transfer and deliver shares under options granted under the Plan or make cash awards shall be subject to compliance with all applicable laws, governmental rules and regulations, and administrative action.

         17. Effective Date. The Plan shall become effective on the date the Plan is approved by the holders of at least a majority of the shares of the Holding Company voting in person or by proxy at a duly constituted meeting or adjournment thereof and any options granted pursuant to the Plan may not be exercised until the Board of Directors of the Holding Company has been advised by counsel that such approval has been obtained and all other applicable legal requirements have been met.

REVOCABLE PROXY            LOGANSPORT FINANCIAL CORP.
                         Annual Meeting of Shareholders
                                 April 13, 1999

     The undersigned hereby appoints Dianne Hoffman and Dottye Robeson, with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Logansport Financial Corp. which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the office of Logansport Financial Corp. at 723 East Broadway, Logansport, Indiana, on Tuesday, April 13, 1999, at 2:00 P.M., and at any and all adjournments thereof, as follows:

1.   The election as directors of all nominees listed below, except as marked to
     the contrary                            [ ] FOR   [ ] VOTE WITHHELD

INSTRUCTIONS: To withhold authority to vote for any individual nominee, strike a line through the nominee's name on the list below:

         Charles J. Evans      David G. Wihebrink      Thomas G. Williams
                          (each for a three-year term)

                                  Brian Morrill
                              (for a two-year term)

2.   Approval and  ratification  of the Logansport  Financial  Corp.  1999 Stock
     Option Plan              [ ] FOR   [ ] AGAINST   [ ] ABSTAIN

In their discretion, the proxies are authorized to vote on any other business that may properly come before the Meeting or any adjournment thereof.

 The Board of Directors recommends a vote "FOR" each of the listed propositions.

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


This Proxy may be revoked at any time prior to the voting thereof.
The undersigned acknowledges receipt from Logansport Financial Corp., prior to the execution of this Proxy, of Notice of the Meeting, a Proxy Statement and an Annual Report to Shareholders.

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE DIRECTOR NOMINEES AND APPROVAL OF LOGANSPORT 1999 STOCK OPTION PLAN. IF ANY OTHER BUSINESS IS PRESENTED AT SUCH MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE MEETING. ____________________, 1999







                              ---------------------------
                              Signature of Shareholder


                              ---------------------------
                              Signature of Shareholder

                              Please sign as your name appears on the envelope in which this card was mailed. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.